SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            March 24, 2005

Cambridge Holdings, Ltd.
(Exact name of Registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

0-12962 (Commission File Number)	84-0826695 (IRS Employee Identification No.)

106 South University Boulevard, Unit 14, Denver, Colorado (Address of principal executive offices) Registrant's telephone number, including area code	80209 (Zip Code) (303) 722-4008

Not Applicable
(Former name or former address, if changed since last report)

Item 2.01     Completion of Acquisition or Disposition of Assets.

        On March 23, 2005, the Board of Directors of the Registrant approved a dividend of the 532,275 shares of AspenBio, Inc. owned by Cambridge Holdings, Ltd. This represents 100% of the common shares of AspenBio, Inc. owned by Cambridge Holdings, Ltd. and approximately 4.5% of the total currently outstanding common shares of AspenBio, Inc. AspenBio, Inc., is traded on the Over-the-Counter Bulletin Board under the symbol “ABNP.OB”. The dividend will be completed as soon as practical to holders of record as of the close of business on March 24, 2005. It is estimated that for every share of the Registrant owned by its stockholders, a dividend of .167 shares of AspenBio, Inc. will be issued. Stockholders of the Registrant receiving the dividend will recognize taxable income for the value of the AspenBio, Inc., shares received.

Item 8.01   Other Events.

        On March 23, 2005, the Board of Directors of the Registrant approved a dividend of the 532,275 shares of AspenBio, Inc. owned by Cambridge Holdings, Ltd., as described in Item 2.01 above, which is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(c)     Exhibits.

None

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2005	Cambridge Holdings, Ltd /s/ Jeffrey G. McGonegal By: Jeffrey G. McGonegal Title: Senior Vice President of Finance